Exhibit 23(a)(xviii) under N-1A
                                                  Exhibit 3(i) under 601/Reg S-K

                        FEDERATED FIXED INCOME SECURITIES, INC.
                                ARTICLES SUPPLEMENTARY
                                   AMENDMENT NO. 17

      FEDERATED FIXED INCOME SECURITIES, INC., a Maryland corporation (the "Corporation") hereby certifies that:

      FIRST: The Corporation is authorized to issue 10,000,000,000 shares of common stock, par value $0.001 per share, with an aggregate par value of $10,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

      SECOND: The Board of Directors of the Corporation hereby reclassifies all of the authorized but unissued shares of common stock of the Corporation such that the authorized common stock of the Corporation is classified as follows:

CLASS                                                 NUMBER OF SHARES

Federated Limited Term Fund Class A Shares              1,000,000,000
Federated Limited Term Fund Class F Shares              1,000,000,000
Federated Limited Term Municipal Fund
      Class A Shares                                    1,000,000,000
Federated Limited Term Municipal Fund
      Class F Shares                                    1,000,000,000
Federated Strategic Income Fund Class A Shares          1,000,000,000
Federated Strategic Income Fund Class B Shares          2,000,000,000
Federated Strategic Income Fund Class C Shares          1,000,000,000
Federated Strategic Income Fund Class F Shares          1,000,000,000

Federated Municipal Ultrashort Fund Institutional Shares         500,000,000
Federated Municipal Ultrashort Fund Institutional Service Shares 500,000,000
                                                                ----------------

TOTAL SHARES                                          10,000,000,000

      THIRD: The shares of common stock reclassified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FOURTH Section (b) of the Corporation's charter and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

     FOURTH: The stock of the Corporation has been reclassified by the Board of Directors pursuant to authority contained in the charter of the Corporation.

      IN WITNESS WHEREOF, Federated Fixed Income Securities, Inc. has caused these presents to be signed in its name and on its behalf as of October 13, 2000, by its duly authorized officers, who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:                      FEDERATED FIXED INCOME SECURITIES, INC.

/S/ LESLIE K. ROSS            By:  /S/  J. CHRISTOPHER DONAHUE
------------------------         ----------------------------------
Leslie K. Ross                J. Christopher Donahue
Assistant Secretary           Vice President